UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 27, 2015

THE PULSE BEVERAGE CORPORATION
 (Exact name of registrant as specified in its charter)

Nevada	000-53586	36-4691531
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

11678 N Huron Street
                      Northglenn, CO 80234
 (Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   (720) 382-5476

                                    N/A
(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.             Unregistered Sales of Equity Securities.

On March 27, 2015 the Company sold 10,050,000 Units to private investors at a price of $0.10 per unit.

Each Unit consisted of one share of the Company’s common stock and one half warrant.  Each whole warrant allows the holder to purchase one share of the Company’s common stock.  Each warrant is exercisable at $0.20 per share and expires between March 10, 2016 and March 26, 2016.

The Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933 with respect to the sale of the Units.  The purchasers of these securities were accredited investors who were provided full information regarding the Company’s business and operations.  There was no general solicitation in connection with the offer or sale of these securities. The purchasers acquired these securities for their own account.  The shares and warrants, and any shares of common stock issuable upon the exercise of the warrants, cannot be sold unless pursuant to an effective registration statement or an exemption from registration.  No commissions were paid to any person in connection with the sale of these securities.

Item 9.01              Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PULSE BEVERAGE CORPORATION
Date: March 27, 2015
	By:	/s/ Robert E. Yates
Robert E. Yates, Chief Executive Officer